EXHIBIT 23.2

Suite 1210 - 777 Hornby Street                  macdonald
Vancouver, BC                                   tuskey TM
V6Z 1S4 CANADA                                  CORPORATE AND SECURITIES LAWYERS
Telephone: (604) 689-1022
Facsimile: (604) 681-4760

June 18, 2010

Board of Directors
Obscene Jeans Corp.

Re: Amended Registration Statement on Form S-1/A

Gentlemen:

I hereby consent to the incorporation of our opinion dated April 14, 2010 into the amended Registration Statement on Form S-1/A Amendment No. 2. I further consent to the reference to our firm under the heading "Experts" in the amended Registration Statement.

Sincerely,

                                        Yours truly,

                                        W.L. MACDONALD LAW CORPORATION

                                        /s/ W.L. MACDONALD LAW CORPORATION


  Macdonald Tuskey is an association of law corporations with lawyers called in the Provinces of British Columbia and Alberta and the State of New York.